Exhibit 12.1

CERTIFICATION OF THE CHIEF EXECUTIVE OFFICER
PURSUANT TO RULE 13a-14(a)/RULE 15d-14(a) UNDER
THE SECURITIES EXCHANGE ACT OF 1934

I, Roni Al Dor, certify that:

1.	I have reviewed this Amendment No. 1 to the Annual Report on Form 20-F for the year ended December 31, 2011 of Sapiens International Corporation N.V. (the "Registrant"); and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 24, 2012	/s/Roni Al Dor
Roni Al Dor
President & Chief Executive Officer
(principal executive officer)